EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-220324) of DowDuPont Inc. of our report dated May 29, 2019 relating to the financial statements and supplemental schedules of the DuPont Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 29, 2019